Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 12, 2010, with respect to the consolidated financial statements of EyeWonder Incorporated and Subsidiaries included in the Current Report of Limelight Networks, Inc., on Form 8-K dated February 24, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Limelight Networks, Inc., on Form S-3 (File No. 333-170609, effective November 26, 2010).

/s/ Grant Thornton LLP

Atlanta, Georgia

February 24, 2011